Exhibit 5(b)

EXHIBIT A

     This EXHIBIT A, dated as of November 16, 2010, is Exhibit A to that certain Distribution Agreement dated as of October 1, 2008, between BlackRock FundsSM and BlackRock Investments, Inc. (now BlackRock Investments, LLC)

BlackRock Funds
     BlackRock All-Cap Energy & Resources Portfolio
     BlackRock Asset Allocation Portfolio
     BlackRock Energy & Resources Portfolio
     BlackRock Global Opportunities Portfolio
     BlackRock Global Science & Technology Opportunities Portfolio
     BlackRock Health Sciences Opportunities Portfolio
     BlackRock Index Equity Portfolio
     BlackRock International Opportunities Portfolio
     BlackRock Mid-Cap Growth Equity Portfolio
     BlackRock Mid-Cap Value Equity Portfolio
     BlackRock Money Market Portfolio
     BlackRock Municipal Money Market Portfolio
     BlackRock New Jersey Municipal Money Market Portfolio
     BlackRock North Carolina Municipal Money Market Portfolio
     BlackRock Ohio Municipal Money Market Portfolio
     BlackRock Pennsylvania Municipal Money Market Portfolio
     BlackRock Small Cap Core Equity Portfolio
     BlackRock Small Cap Growth Equity Portfolio
     BlackRock Small/Mid-Cap Growth Portfolio
     BlackRock U.S. Opportunities Portfolio
     BlackRock U.S. Treasury Money Market Portfolio
     BlackRock Virginia Municipal Money Market Portfolio
     BlackRock World Gold Fund
     BlackRock China Fund
     BlackRock India Fund